Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 22, 2010, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-164491) and related Prospectus of Convio, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Austin, Texas

March 19, 2010